                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is entered into as of this 30th day of April, 2000 among LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ("Lincoln National"), a life insurance company organized under the laws of the State of New York, AMERICAN VARIABLE INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Common-wealth of Massachusetts, AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), a corporation organized under the laws of the State of California, and having a business address of 333 South Hope Street, Los Angeles, California 90071, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.

                                   WITNESSETH:

     WHEREAS, Lincoln New York proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts and variable life insurance policies ("Contracts") as set forth in Appendix A;

     WHEREAS, Lincoln New York has established one or more separate accounts ("Accounts"), as set forth in Appendix B, for the purposes of issuing the Contracts and has or will register the Account with the United States Securities and Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1.940 ("the 1940 Act") unless exempt therefrom;

     WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from the certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

     WHEREAS, the Series is divided into various funds ("Funds"), some of which are set forth in Appendix C, each Fund being subject to certain fundamental investment policies some of which may not be changed without a majority vote of the shareholders of such Fund;

     WHEREAS, certain Funds will serve as the underlying investments for the Contracts as set forth in Appendix C;

     WHEREAS, AFD, a registered broker-dealer, will provide certain services to Lincoln New York with regard to the Contracts; and

     WHEREAS, CRMC is the investment adviser for the Series.

     NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Lincoln New York, the

Accounts, the Series, AFD and CRMC hereby agree as follows:

     1. The Series and CRMC each represents and warrants to Lincoln New York that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Lincoln New York, and copies of any and all amendments thereto will be forwarded to Lincoln New York at the time that they are filed with the SEC; (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company; and (iii) the Series registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Lincoln New York expressly for use therein.

     2. The Series will furnish to Lincoln New York such information with respect to the Series in such form and signed by such of its officers as Lincoln New York may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Lincoln New York immediately of. (a) any request by the SEC (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

     3. The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

     4. The Series agrees to make Class I and Class 2 shares of all of its Funds available to the Contracts. To the extent Lincoln New York uses Class 2 shares, Lincoln Financial Advisors, the principal underwriter of the Contracts, will be entitled to receive a fee from the Series of .25% per annum of Class 2 assets attributable to the Contracts to offset Contract marketing expenses for as long as the Series' Rule 12bI plan remains in effect. Fund shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by Lincoln New York for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 4, Lincoln New York shall be a designee of the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series only if the net purchase or redemption orders are transmitted to the Series by Lincoln New York by 11:00 a.m. Eastern time on the day following Lincoln New York's receipt of that information. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for purchase at the applicable net asset value per share on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to Lincoln New York (using a mutually agreed upon format) on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. The Series, and its investment adviser, CRMC, are responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by Lincoln New York to be necessary to meet the requirements of the Contracts. Payment for shares purchased shall be made in federal funds transmitted by wire by 2:00 p.m. Eastern time as long as the banking system is open for business. If the banking system is closed, payment will be transmitted the next day that the banking system is open for business. If payment is received by the Series after 2:00 p.m., Eastern time on such Business Day, Lincoln New York shall, upon the Series' request, promptly reimburse the Series for any charges, costs, fees, interest or other expenses incurred in connection with any advances, borrowing, or overdrafts. The Series will confirm receipt of each trade (using a mutually agreed upon format by 1:00 p.m. Eastern time on the Business Day the trade is placed with the Series.

     The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority.

     5. The Contracts funded through the Accounts will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

     6. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by Lincoln New York in an appropriate title for the corresponding Account or subaccount.

     7. The Series shall furnish notice promptly to Lincoln New York (using a mutually agreed upon format) of any dividend or distribution payable on any shares underlying subaccounts. Lincoln New York hereby elects to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding subaccount in additional shares of that Fund. The Series shall notify Lincoln New York of the number of shares so issued. Lincoln New York reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     8. The Series shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, Lincoln New York shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 10:00 a.m. Eastern time on the following Business Day. Lincoln New York shall purchase and redeem the shares of Funds offered by the then current prospectus of the Series in accordance with the provisions of such prospectus. The Series agrees to redeem, upon Lincoln New York's request, any full or fractional shares of the designated portfolio held by Lincoln New York. Payment shall be made in federal funds transmitted by wire by 2:00 p.m. Eastern time as long as the banking system is open for business. If the banking system is closed, payment will be transmitted the next day that the banking system is open for business. If payment is received by Lincoln Life after 2:00 p.m., Eastern time on such Business Day, the Series shall, upon Lincoln New York's request, promptly reimburse Lincoln New York for any charges, costs, fees, interest or other expenses incurred in connection with any advances, borrowing, or overdrafts. The Series will confirm receipt of each trade (using a mutually agreed upon format) by 1:00 p.m. Eastern time on the Business Day the trade is placed with the Series.

     9. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Accounts. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide Lincoln New York, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

     10. Lincoln New York shall bear the expenses for the cost of printing and distribution of Series prospectuses to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Lincoln New York once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts and the Series prospectus printed together in one or more documents. With respect to any Series prospectus that is printed in combination with any one or more Contract prospectus (the "Prospectus Booklet"), the Series shall bear the costs of printing and mailing the Prospectus Booklet to existing Contract owners based on the ratio of the number of pages of the Series prospectuses included in the Prospectus Booklet to the number of pages in the Prospectus Booklet as a whole. WITH RESPECT TO ANY SERIES REPORT THAT IS PRINTED IN COMBINATION WITH ANY ONE OR MORE REPORTS OF INVESTMENT OPTIONS FOR THE CONTRACTS (THE "REPORT BOOKLET"), THE SERIES SHALL BEAR THE COSTS OF PRINTING AND MAILING THE REPORT BOOKLET TO EXISTING

CONTRACT OWNERS BASED ON THE RATIO OF THE NUMBER OF PAGES OF THE SERIES REPORT INCLUDED IN THE REPORT BOOKLET TO THE NUMBER OF PAGES IN THE REPORT BOOKLET AS A WHOLE.

     11. Lincoln New York represents and warrants to the Series that any information furnished in writing by Lincoln New York to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     12. Lincoln New York and its affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the appropriate fund prospectus, or in materials approved by AFD.

     13. Shares of the Series may be offered to separate accounts of various insurance companies in addition to Lincoln New York. The Series shall comply with the provisions of Section 8 17 of the Internal Revenue Code of 1986 as amended and the regulations thereunder ("Section 817").

     14. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Lincoln New York of the existence of irreconcilable material conflict and its implications. If such a conflict exists for which Lincoln New York is responsible as determined by the Board of Trustees, Lincoln New York will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

     15. Lincoln New York agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including reasonable legal and reasonable other expenses) to which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of Lincoln New York: (a) making untrue statements of material facts or omitting material fact in the registration statement, prospectus or sales literature of the Contracts and/or Accounts; (b) making untrue statements of material facts that the Series includes in its materials, provided the Series relies on information supplied by Lincoln New York; (c) engaging in unlawful conduct with respect to the sale of the Contracts or Fund shares; and (d) materially breaching this Agreement or a representation or warranty.

     16. The Series and CRMC each agrees to indemnify and hold Lincoln New York harmless against, any and all losses, claims, damages, liabilities or litigation (including reasonable legal and reasonable other expenses) to which Lincoln New York may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Series',

AFD's or CRMC's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature of the Series; (b) making untrue statements of material facts that the Series includes in its materials, provided Lincoln New York relies on information supplied by or on behalf of the Series; (c) engaging in unlawful conduct with respect to the sale of the Contracts or Fund shares; (d) materially breaching this Agreement or a representation or warranty; and (e) failing to comply with the requirements of Section 817 and regulations thereunder.

     17. Lincoln New York shall be responsible for assuring that the Accounts provide pass-through voting privileges to Contract owners so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for the Contracts.

     18. AFD will be responsible for conducting training activities for Lincoln New York's wholesalers regarding CRMC's approach to investment management in connection with Lincoln New York's wholesaler support of the Series. Training will include initial sessions as to CRMC's investment approach and strategies, background in CRMC's investment results, information on CRMC's portfolio counselors managing the Series and general information on CRMC. AFD will provide such periodic additional training and refresher training as may be requested by Lincoln New York. AFD will provide speakers and panelists at national sales meetings conducted by Lincoln New York regarding the Series.

     In consideration of the activities performed by AFD for LFA, LFA will pay AFD.25% on each new Contract purchase payment initially allocated to the Series.

     19. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the night to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

          (i) By any party at any time upon six months' written notice to the other parties; or

          (ii) at the option of Lincoln New York or the Series, upon ten calendar days' prior written notice to the other parties, if a final non-appealable administrative or judicial decision is entered against any other party which has a material impact on the Contracts;

          (iii) at the option of Lincoln New York, upon ten calendar days' prior written notice to the other parties, if shares of the Series are not reasonably available;

          (iv) at the option of Lincoln New York, immediately upon written notice to the other parties, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or registered investment company status or if the Board of the Series terminates the Class 2 Plan of Distribution pursuant to Rule 12b- I under the 1940 Act; or

          (v) immediately in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Lincoln New York; in such event prompt notice shall be given by Lincoln New York or the Series to the other parties.

     The effective date for termination pursuant to any notice required under this Paragraph shall be calculated beginning with the date of receipt of such notice to all other parties.

     20. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     IF TO LINCOLN NEW YORK:
     Lincoln Life & Annuity Company of New York
     120 Madison Street, Suite 1700
     Syracuse, New York 13202-2802
     Attention: Troy D. Panning, CFO/Second Vice President
     Facsimile No.: 315-428-8419

     IF TO SERIES:
     American Variable Insurance Series
     333 S. Hope Street, 55th Floor
     Los Angeles, California 90071
     Attention: Michael J. Downer, Senior Vice President
     Facsimile No.: 213-486-9041

     IF TO CRMC:
     Capital Research and Management Company
     333 S. Hope Street, 55th Floor
     Los Angeles, CA 90071
     Attention: Michael J. Downer, Senior Vice President and Legal Counsel Facsimile No.: 213-486-9041

     IF TO AFD:
     American Funds Distributors, Inc.
     333 S. Hope Street, 34th Floor
     Los Angeles, California 90071
     Attention: Michael J. Downer, Secretary and Legal Counsel
     Facsimile No.: 213-486-9041

     21. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

     22. If this Agreement terminates, the Series, at Lincoln New York's option, will continue to make additional shares of the Series available for all Contracts existing as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Lincoln New York agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

     23. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Lincoln New York and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Lincoln New York seeks satisfaction for the Series for any losses, claims, damages, liabilities or litigation in respect of this Agreement, Lincoln New York and the Accounts shall also have recourse against AFD and CRMC, which shall be jointly and severally liable for all amounts due Lincoln New York and not recovered from the Series.

     24. This Agreement shall be construed in accordance with the laws of the State of California.

     25. This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

     26. The following Paragraphs shall survive any termination of this
Agreement: 4, 7, 8, 15, 16, 19, 20-25.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                     LINCOLN LIFE & ANNUITY COMPANY OF
                                     NEW YORK (ON BEHALF OF THE ACCOUNTS
                                     AND ITSELF)

 Attest: /s/ Kathleen Gorman
                                     By:  /s/ Joann B. Collins
                                     Its: President




                                     AMERICAN VARIABLE INSURANCE
                                     SERIES


                                     By:  /s/ Michael Downer
Attest: /s/ Chad Norton              Its: Senior Vice President



                                     AMERICAN FUNDS DISTRIBUTORS, INC.



                                     By:  /s/ K.G. Clifford
Attest: /s/ Chad Norton              Its: President




                                     CAPITAL RESEARCH AND MANAGEMENT
                                     COMPANY



                                     By:  /s/ Paul Haaga
Attest: /s/ Chad Norton              Its: Executive Vice President

APPENDIX A

     Lincoln VUL
     Lincoln VULdb
     Lincoln CVUL
     Lincoln CVUL Series III
     D-L ChoicePlus variable annuity
     MultiFund individual variable annuity
     MultiFund group variable annuity
     Lincoln SVUL
     Lincoln SVUL 11
     GVA 1, 11, 111

APPENDIX B

     Lincoln Life & Annuity Flexible Premium Variable Life Account M
     LLANY Separate Account S for Flexible Premium Variable Life Insurance Lincoln Life Variable Annuity Account N

     LLANY Separate Account R for Flexible Premium Variable Life Insurance Lincoln Life & Annuity Variable Annuity Separate Account L

APPENDIX

     American Variable Insurance Series

           Global Growth Fund Class 2
           Global Small Capitalization Fund Class 2
           International Fund Class 2
           Growth Fund Class 2
           Growth-Income Fund Class 2
           High-Yield Bond Fund Class 2
           Bond Fund Class 2
U.S. Government/AAA-Rated Securities Fund Class 2

                                    AMENDMENT
                          Effective Date: July 15, 2000


APPENDIX A

     Lincoln VUL
     Lincoln VULdb
     Lincoln CVUL
     Lincoln CVUL Series III
     Lincoln ChoicePlus variable annuity
     Lincoln ChoicePlus Access variable annuity
     MultiFund individual variable annuity
     MultiFund group variable annuity
     Lincoln SVUL
     Lincoln SVUL II
     GVA I, II, III

APPENDIX B

     Lincoln Life & Annuity Flexible Premium Variable Life Account M
     LLANY Separate Account S for Flexible Premium Variable Life Insurance Lincoln New York Separate Account N for variable annuities
     LLANY Separate Account R for Flexible Premium Variable Life Insurance Lincoln Life & Annuity Variable Annuity Separate Account L


APPENDIX C

     American Variable Insurance Series

           Global Growth Fund Class 2
           Global Small Capitalization Fund Class 2
           International Fund Class 2
           Growth Fund Class 2
           Growth-Income Fund Class 2
           High-Yield Bond Fund Class 2
           Bond Fund Class 2
           U.S. Government/AAA-Rated Securities Fund Class 2

                                 LINCOLN LIFE ANNUITY COMPANY (ON BEHALF
                                 OF THE ACCOUNTS AND ITSELF)

Attest:
                                 By:  /s/ Troy D. Panning
                                      -------------------------------------
---------------------------      Its: 2nd Vice President and
                                      Chief Financial Officer, Troy D. Panning


                                 AMERICAN VARIABLE INSURANCE SERIES

Attest:
                                 By:  /s/ Michael J. Downer
                                      -------------------------------------
---------------------------      Its: Senior Vice President, Michael J. Downer


                                 AMERICAN FUNDS DISTRIBUTORS, INC.

Attest:
                                 By:  /s/ Kevin G.Clifford
                                      -------------------------------------
---------------------------      Its: President, Kevin G. Clifford


                                 CAPITAL RESEARCH AND MANAGEMENT COMPANY

Attest:
                                 By:  /s/ Paul G. Haaga, Jr.
                                      -------------------------------------
---------------------------      Its: Executive Vice President,
                                      Paul G. Haaga, Jr.

JOB 1901

                                     FORM OF
                                    AMENDMENT
                           Effective Date: May 1, 2002


APPENDIX A

     Lincoln VUL
     Lincoln VULdb
     Lincoln CVUL
     Lincoln CVUL Series III
     Lincoln ChoicePlus variable annuity
     Lincoln ChoicePlus Access variable annuity
     Lincoln ChoicePlus II variable annuity
     Lincoln ChoicePlus II Access variable annuity
     Lincoln ChoicePlus II Advance variable annuity
     MultiFund individual variable annuity
     MultiFund group variable annuity
     Lincoln SVUL
     Lincoln SVUL II
     GVA I, II, III


APPENDIX B

     Lincoln Life & Annuity Flexible Premium Variable Life Account M
     LLANY Separate Account S for Flexible Premium Variable Life Insurance Lincoln New York Separate Account N for variable annuities
     LLANY Separate Account R for Flexible Premium Variable Life Insurance Lincoln Life & Annuity Variable Annuity Separate Account L


APPENDIX C

     American Variable Insurance Series

          Global Growth Fund Class 2
          Global Small Capitalization Fund Class 2
          International Fund Class 2
          Growth Fund Class 2
          Growth-Income Fund Class 2
          High-Yield Bond Fund Class 2
          Bond Fund Class 2
          U.S. Government/AAA-Rated Securities Fund Class 2

                                   LINCOLN LIFE ANNUITY COMPANY
                                   (ON BEHALF OF THE ACCOUNTS AND ITSELF)

Attest:
                                   By:
                                        ------------------------------
                                   Its: 2nd Vice President and
-------------------------               Chief Financial Officer, Troy D. Panning


                                   AMERICAN VARIABLE INSURANCE SERIES

Attest:
                                   By:
                                        ------------------------------
                                   Its: Senior Vice President, Michael J. Downer
-------------------------


                                   AMERICAN FUNDS DISTRIBUTORS, INC.

Attest:
                                   By:
                                        ------------------------------
                                   Its: President, Kevin G. Clifford
-------------------------


                                   CAPITAL RESEARCH AND MANAGEMENT COMPANY

Attest:
                                   By:
                                        ------------------------------
                                   Its: Executive Vice President,
-------------------------               Paul G. Haaga, Jr.

                                       2